Exhibit 10.1

BUSINESS LOAN AGREEMENT

Principal $1,847,700.00	Loan Date 04-13-2020	Maturity 04-13-2022	CL Transaction No	Product SBA Paycheck Protection	Loan Account No

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Corporation:	Wilhelmina International, Ltd	Lender:	Zions Bancorporation, N.A. dba Amegy Bank
	300 Park Avenue South 2 Fl		Corporate Branch - SBA Business Banking
	New York, NY 10010		P. O. Box 27459
1717 W. Loop South
Houston, TX 77227-7459

THIS BUSINESS LOAN AGREEMENT dated April 13, 2020, is made and executed between Wilhelmina International, Ltd ("Borrower") and Zions

Bancorporation, N.A. dba Amegy Bank ("Lender") on the following terms and conditions. Borrower has applied to Lender for a commercial loan under the SBA Paycheck Protection Program, (“SBA Paycheck Protection Program”) authorized by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) (P.L. 116-136). Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement and any Related Documents; (B) the granting, renewing, or extending of a Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of April 13, 2020, and shall continue in full force and effect until such time as Borrower's Loan in favor of Lender has been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is an entity type designated in the application for this Loan, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of organization identified in Borrower’s application for this Loan. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower.

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided. The tax, payroll and other documents supplied to Lender to support the Loan amount are true and accurate.

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Eligible Borrower. Borrower is an eligible recipient of this Loan under the SBA Paycheck Protection Program of the CARES Act. Borrower certifies that the Average Monthly Payroll amount set forth in Borrower’s application made in connection with this Loan is true and correct. Borrower further certifies that Borrower is entitled to receive the amount of the Loan pursuant to the terms and conditions of the SBA Paycheck Protection Program. Borrower acknowledges and agrees that all rules and regulations applicable to the SBA Paycheck Protection Program, as such may be amended, apply to the Loan. Borrower agrees to deliver all certifications, documents, information and agreement the SBA or Lender may require in connection with the Paycheck Protection Program. Borrower understands that Lender is relying on Borrower’s certifications made in connection with this Loan and Borrower’s determination that Borrower is eligible to receive this Loan. Lender assumes no responsibility for determining Borrower’s eligibility or the loan amount. If it is later determined that Borrower is ineligible to receive this Loan or Borrower is not entitled to receive the loan amount, Borrower and its owners may be subject to penalties under the SBA Paycheck Protection Program. Borrower and its owners agree to hold Lender harmless for any certification made by Borrower or an owner in connection with this Loan that is determined to be incorrect or for any remedial action taken as a result of such certifications that are incorrect.

Binding Effect. This Agreement, the Note, and all Related Documents are binding upon the signers thereof, as well as upon their successors,

representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially affect the financial condition of Borrower.

Financial Records. Maintain its books and records in accordance with GAAP or other accounting method acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for permitted uses under the CARES Act for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Financial Statements. Furnish Lender with such financial statements and any and all other information or documentation related thereto at such frequencies and in such detail as Lender may reasonably request.

Tax Returns. Furnish Lender with such tax returns, or extensions thereof, and any and all other information or documentation related thereto at such frequencies and in such detail as Lender may reasonably request.

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RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

LENDER'S EXPENDITURES. If Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, or dissolve.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (C) there occurs a material adverse change in Borrower's financial condition.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cure the default within the time set forth in the Note; or (2) if the cure requires more than the time to cure a default set forth in the Note, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be

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prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

DISPUTE RESOLUTION PROVISION. This Dispute Resolution Provision contains a jury waiver, a class action waiver, and an arbitration clause (or judicial reference agreement, as applicable), set out in four Sections. READ IT CAREFULLY.

This dispute resolution provision shall supersede and replace any prior "Jury Waiver," "Judicial Reference," "Class Action Waiver," "Arbitration," "Dispute Resolution," or similar alternative dispute agreement or provision between or among the parties.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Dispute Resolution Provision contained herein is not enforceable at any time that the SBA is the holder of the Promissory Note which evidences the Loan.

SECTION 1. GENERAL PROVISIONS GOVERNING ALL DISPUTES.

1.1        PRIOR DISPUTE RESOLUTION AGREEMENTS SUPERSEDED. This Dispute Resolution Provision shall supersede and replace any prior “Jury Waiver,” “Judicial Reference,” “Class Action Waiver,” “Arbitration,” “Dispute Resolution,” or similar alternative dispute agreement or provision between or among the parties.

1.2        “DISPUTE” defined. As used herein, the word “Dispute” includes, without limitation, any claim by either party against the other party related to this Agreement, any Related Document, and the Loan evidenced hereby. In addition, “Dispute” also includes any claim by either party against the other party regarding any other agreement or business relationship between any of them, whether or not related to the Loan or other subject matter of this Agreement. “Dispute” includes, but is not limited to, matters arising from or relating to a deposit account, an application for or denial of credit, warranties and representations made by a party, the adequacy of a party’s disclosures, enforcement of any and all of the obligations a party hereto may have to another party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by a party, including without limitation disputes based on or arising from any alleged tort or matters involving the employees, officers, agents, affiliates, or assigns of a party hereto.

If a third party is a party to a Dispute (such as a credit reporting agency, merchant accepting a credit card, junior lienholder or title company), each party hereto agrees to consent to including that third party in any arbitration or judicial reference proceeding for resolving the Dispute with that party.

1.3        Jury Trial Waiver. Each party waives their respective rights to a trial before a jury in connection with any Dispute, and all Disputes shall be resolved by a judge sitting without a jury. If a court determines that this jury trial waiver is not enforceable for any reason, then at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order, as applicable: (A) compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”) under Section 2 hereof, or (B) staying such litigation and compelling judicial reference under Section 3 hereof.

1.4        CLASS ACTION WAIVER. If permitted by applicable law, each party waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.

1.5        SURVIVAL. This Dispute Resolution Provision shall survive any termination, amendment or expiration of this Agreement, or any other relationship between the parties.

SECTION 2. Arbitration IF JURY WAIVER UNENFORCEABLE (EXCEPT CALIFORNIA). If (but only if) a state or federal court located outside the state of California determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to a Dispute, then any party hereto may require that said Dispute be resolved by binding arbitration pursuant to this Section 2 before a single arbitrator. An arbitrator shall have no authority to determine matters (i) regarding the validity, enforceability, meaning, or scope of this Dispute Resolution Provision, or (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party’s behalf as a class member, which matters may be determined only by a court without a jury. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, National Arbitration Forum (“NAF”) or Judicial Arbitration and Mediation Service, Inc. (“JAMS”) (“Administrator”) as selected by the initiating party. However, if the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. If NAF and JAMS both decline to administer arbitration of the Dispute, and if the parties are unable to mutually agree upon a licensed attorney to act as arbitrator with an Administrator, then either party may file a lawsuit (in a court of appropriate venue outside the state of California) and move for an Arbitration Order. The arbitrator, howsoever appointed, shall have expertise in the subject matter of the Dispute. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender or Bank is headquartered. The arbitrator shall apply the law of the state specified in the agreement giving rise to the Dispute.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their

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own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. If the terms of this Section 2 vary from the Administrator’s rules, this Section 2 shall control.

SECTION 3. JUDICIAL REFERENCE IF JURY WAIVER UNENFORCEABLE (CALIFORNIA ONLY). If (but only if) a Dispute is filed in a state or federal court located within the state of California, and said court determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to that Dispute, then any party hereto may require that Dispute be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, et seq., including without limitation whether the Dispute is subject to a judicial reference proceeding. By agreeing to resolve Disputes by judicial reference, each party is giving up any right that party may have to a jury trial. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. (If AAA and JAMS are unavailable to provide this service, the court may select a referee by such other procedures as are used by that court.) The referee shall be appointed to sit with all of the powers provided by law, including the power to hear and determine any or all of the issues in the proceeding, whether of fact or of law, and to report a statement of decision. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare a statement of decision with written findings of fact and conclusions of law, and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary adjudication. Only for this Section 3, “Dispute” includes matters regarding the validity, enforceability, meaning, or scope of this Section, and (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party’s behalf as a class member. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Bank or Lender’s right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Bank or Lender may hold in property or to comply with legal process involving accounts or other property held by Bank or Lender.

Nothing herein shall preclude a party from moving (prior to the court ordering judicial reference) to dismiss, stay or transfer the suit to a forum outside California on grounds that California is an improper, inconvenient or less suitable venue. If such motion is granted, this Section 3 shall not apply to any proceedings in the new forum.

This Section 3 may be invoked only with regard to Disputes filed in state or federal courts located in the State of California. In no event shall the provisions in this Section 3 diminish the force or effect of any venue selection or jurisdiction provision in this Agreement or any Related Document.

SECTION 4. Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce a jury waiver, class action waiver, arbitration provision or judicial reference provision in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, material reliance upon the mutual waivers, agreements, and certifications in the four Sections of this DISPUTE RESOLUTION PROVISION.

SCOPE OF AGREEMENT. Except as provided in the Section of this Agreement entitled "Dispute Resolution" (including the jury waiver, arbitration, and class action waiver provisions), this Agreement shall not be interpreted to supersede or amend any other credit agreement between Borrower and Lender.

MULTIPLE LOAN AGREEMENTS (INDEPENDENT LOAN AGREEMENTS). Borrower and Lender acknowledge that Borrower may have more than one outstanding loan with Lender, and may be granted additional loans by Lender in the future. Borrower and Lender agree that (a) the loan agreement executed in connection with each loan shall govern that particular loan; (b) execution or amendment of a loan agreement for one loan shall not be interpreted to supersede or amend any loan agreement previously executed in connection with another loan; and (c) any present or future loan for which no separate loan agreement is executed shall always be governed by the most recently executed loan agreement then outstanding between Borrower and Lender, whether executed before or after the granting of said loan. This section shall not diminish any cross-default term in any loan agreement, promissory note or related loan document. (This section supersedes any contrary provision in this Agreement.)

Notwithstanding the preceding paragraph of this section, every loan agreement between Borrower and Lender (together with all related loan documents associated therewith) shall be deemed amended to adopt the dispute resolution provisions that are now or hereafter set forth in the most recently executed loan agreement. In this paragraph, "dispute resolution provision" includes any provision, or omission thereof, in the nature of a class action waiver, a jury trial waiver, or alternative dispute resolution term (such as resolution by arbitration or judicial reference).

REPLACEMENT DEFINITION OF "LOAN". The definition of "Loan" in the Definitions section of this Agreement is hereby deleted. The word "Loan", when capitalized, shall have the following meaning:

(a) the Note (if any) identified in the Definitions section of this Agreement,

(b) any other present or future promissory note or credit agreement that is identified in that instrument or in this Agreement as being subject to this Business Loan Agreement;

(c) the specific loan or other financial accommodation now or hereafter made by Lender to Borrower in consideration of, among other things, Borrower executing this Business Loan Agreement

(d) any other present or future promissory note or credit agreement that is made subject to this Business Loan Agreement pursuant to the section herein entitled "Multiple Loan Agreements (independent loan agreements)"; and

(e) the Borrower’s liabilities and obligations arising under the Related Documents associated with any of the foregoing.

UNLAWFUL USE MARIJUANA, CONTROLLED SUBSTANCES AND PROHIBITED ACTIVITIES. The undersigned shall not use, occupy, or permit the use or occupancy of any Property or Collateral by the undersigned or any lessee, tenant, licensee, permitee, agent, or any other person in any manner that would be a violation of any applicable federal, state or local law or regulation, regardless of whether such use or occupancy is lawful under any conflicting law, including without limitation any law relating to the use, sale, possession, cultivation, manufacture, distribution or marketing of any controlled substances or other contraband (whether for commercial, medical, or personal purposes), or any law relating to the use or distribution of marijuana (collectively, "Prohibited Activities"). Any lease, license, sublease or other agreement for use, occupancy or possession of any Property or Collateral (collectively a "lease") with any third person ("lessee") shall expressly prohibit the lessee from engaging or permitting others to engage in any Prohibited Activities. The undersigned shall upon demand provide Lender with a written

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statement setting forth its compliance with this section and stating whether any Prohibited Activities are or may be occurring in, on or around the Property or Collateral. If the undersigned becomes aware that any lessee is likely engaged in any Prohibited Activities, The undersigned shall, in compliance with applicable law, terminate the applicable lease and take all actions permitted by law to discontinue such activities. The undersigned shall keep Lender fully advised of its actions and plans to comply with this section and to prevent Prohibited Activities. This section is a material consideration and inducement upon which Lender relies in extending credit and other financial accommodations to the undersigned. Failure by the undersigned to comply with this section shall constitute a material non-curable Event of Default. Notwithstanding anything in this agreement, the Note or Related Documents regarding rights to cure Events of Default, Lender is entitled upon breach of this section to immediately exercise any and all remedies under this agreement, the Note the Related Documents, and by law. In addition and not by way of limitation, the undersigned shall indemnify, defend and hold Lender harmless from and against any loss, claim, damage, liability, fine, penalty, cost or expense (including attorneys' fees and expenses) arising from, out of or related to any Prohibited Activities at or on the Property or Collateral, Prohibited Activities by the undersigned or any lessee of the Property or Collateral, or the undersigned’s breach, violation, or failure to enforce or comply with any of the covenants set forth in this section. This indemnity includes, without limitation any claim by any governmental entity or agency, any lessee, or any third person, including any governmental action for seizure or forfeiture of any Property or Collateral (with or without compensation to Lender, and whether or not Property or Collateral is taken free of or subject to Lender’s lien or security interest). As used in this section, the word "undersigned" does not include Lender or any individual signing on behalf of Lender.

COMPLIANCE CERTIFICATES. At such intervals and in such format as Lender may designate from time to time, Borrower shall provide Lender with written certification by Borrower and its attesting principal financial or accounting officer: that all of Borrower’s representations and warranties under this Agreement continue to be true, accurate and complete in all material respects; that Borrower is in compliance with all of its affirmative covenants, negative covenants, financial covenants, reporting covenants, and other covenants in this Agreement; that the information in all financial statements Borrower has submitted to Lender, and the computations provided with Borrower’s current and prior certificates accurately represent Borrower’s financial position as of the dates thereof; that Borrower’s submitted financial statements were prepared in accordance with generally accepted accounting principles (except as otherwise disclosed therein); that no event has occurred and no condition exists that constitutes (or with the passage of time and giving of any necessary notice would constitute) an Event of Default under this Agreement.

CREATION OF TRUSTS, AND TRANSFERS TO TRUSTS. This paragraph shall apply in instances where this Agreement is governed by Utah law. Neither Borrower nor any Guarantor shall create as settlor any trust, or transfer any assets into any trust, without giving written notice to Lender at least ninety (90) days prior to such creation or transfer. That notice shall describe in reasonable detail the trust to be created and/or the asset transfer to be made. Failure by any such settlor to provide that notice shall be an event of default under this instrument and the Loan. Neither Borrower nor any Guarantor shall create as settlor any actual or purported spendthrift trust, asset protection trust or any other trust intended by its terms or purpose (or having the effect) to protect assets from creditors or to limit the rights of existing or future creditors (an “Asset Protection Trust”) without the prior written consent of Lender. Lender may withhold that consent in its sole discretion. Creation of any Asset Protection Trust, and each transfer of assets thereto, by any such settlor without Lender’s prior written consent:

(a) shall be an event of default under this instrument and the Loan,

(b) shall have the effect of, and shall be deemed as a matter of law, regardless of that settlor’s solvency, of having been made by that settlor with the actual intent of hindering and delaying and defrauding Lender as that settlor’s creditor, and

(c) shall constitute a fraudulent transfer that is unenforceable and void (not merely voidable) as against Lender.

With respect to each such fraudulent transfer, Lender shall have all the rights and remedies provided by state fraudulent transfer laws, or otherwise provided at law or equity. Lender shall have the right to obtain an ex parte court order directing the trustee of the Asset Protection Trust to give Lender written notice a reasonable time (of no less than ten business days) prior to making any distribution from said trust. Nothing in this paragraph shall limit or affect any rights or remedies otherwise provided to Lender by law, equity or any contract.

DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this document and the Related Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document.

ADDITIONAL BORROWER CERTIFICATIONS AND AGREEMENTS. Borrower certifies that (a) Borrower acknowledges that if Borrower defaults on the loan, SBA may be required to pay Lender under the SBA guarantees, and SBA may then seek recovery on the loan (to the extent any balance remains after loan forgiveness); (b) Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition; and (c) Borrower will not, without Lender’s consent, change its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.

WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (i) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned’s affiliates or principals, to Lender or Lender’s affiliates (the "Obligations"), nor any claims against Lender or Lender’s affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and Lender’s affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender’s affiliates. As used in this paragraph, the word “undersigned” does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

ON-LINE BANKING -- ADVANCES. From time to time, Lender may (but shall not be required to) permit advances to be requested or drawn through its online banking website. Lender may impose and change limitations on online advance requests, such as minimum or maximum advance dollar amounts, and the types of accounts into which advances may be transferred. Whether online advances are permitted, and Lender's applicable terms and restrictions if such advances are permitted, will be reflected in the features available online when a user logs into the online banking website.

ON-LINE BANKING -- LOAN PAYMENTS. From time to time, Lender may (but shall not be required to) permit loan payments to be made through its online banking website. Lender may impose and change limitations on making online loan payments, such as minimum or maximum payment amounts, the types of accounts from which loan payments may be made, and the types of payments that may be made online (i.e., ordinary installment payments, principal-only payments, or other

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types of payments). Whether online payments are permitted, and Lender's applicable terms and restrictions if such payments are permitted, will be reflected in the features available online when a user logs into the online banking website.

BENEFICIAL OWNERSHIP. Borrower agrees to promptly notify Lender (A) of any change in direct or indirect ownership interests in the Borrower as reported in any beneficial ownership certification provided to Lender in connection with the execution of this Agreement or the Loan (the “Certification”), or (B) if the individual with significant managerial responsibility identified in the Certification ceases to have that responsibility or if the information reported about that individual changes. Borrower hereby agrees to provide such information and documentation as Lender may request during the term of the Loan to confirm or update the continued accuracy of the any information provided in connection with the foregoing.

LOAN FORGIVENESS UNDER THE PAYCHECK PROTECTION PROGRAM. Loan forgiveness of any portion of the Loan shall be subject to all requirements of the CARES Act. In order for Borrower to receive any loan forgiveness, Borrower’s request for loan forgiveness must include the following: (a) documentation verifying the number of full-time equivalent employees on payroll and pay rates for the required period, including payroll tax filings reported to the IRS and state income, payroll and unemployment insurance filings; (b) documentation, including cancelled checks, payment receipts, transcripts of accounts, or other documents verifying payments on covered mortgage obligations, payments on covered lease obligations, and covered utility payments; (c) a certification from an authorized representative of the Borrower that the documentation presented is true and correct, and the amount for which forgiveness is requested was used to retain employees, make interest payments on a covered mortgage obligation, make payments on a covered rent obligation or make covered utility payments; and (d) any other documentation SBA determines necessary. If Borrower received an EIDL advance, the amount of the EIDL advance shall be deducted from the loan forgiveness amount.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not Lender's salaried employee and whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Applicable Law. The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations: (a) When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law. (b) Lender or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local or state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan. (c) Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Unless otherwise provided by applicable law, any notice required to be given under this Agreement or required by law shall be given in writing, and shall be effective when actually delivered in accordance with the law or with this Agreement, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided by applicable law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required

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by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word "Borrower" means Wilhelmina International, Ltd and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word "GAAP" means generally accepted accounting principles.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

Lender. The word "Lender" means Zions Bancorporation, N.A. dba Amegy Bank, its successors and assigns.

Loan. The word "Loan" means the loans and financial accommodations from Lender to Borrower made under the SBA Paycheck Protection Program, including without limitation the loan and financial accommodations described herein.

Note. The word "Note" means the Note dated April 13, 2020 and executed by Wilhelmina International, Ltd. in the principal amount of $1,847,700.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, Paycheck Protection Program Application forms, other application forms, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

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FINAL AGREEMENT. Borrower understands that this Agreement and the related loan documents are the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any alleged oral agreement.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED April 13, 2020.

BORROWER:

WILHELMINA INTERNATIONAL, LTD.

By: /s/ James McCarthy

James McCarthy, Official of Wilhelmina

International, Ltd

LENDER:

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK

x: /s/ Jennifer Ashe

Authorized Signer

PROMISSORY NOTE

Principal $1,847,700.00	Loan Date 04-13-2020	Maturity 04-13-2022	CL Transaction No	Product SBA Paycheck Protection	Loan Account No

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Corporation:	Wilhelmina International, Ltd	Lender:	Zions Bancorporation, N.A. dba Amegy Bank
	300 Park Avenue South 2 Fl		Corporate Branch - SBA Business Banking
	New York, NY 10010		P. O. Box 27459
1717 W. Loop South
Houston, TX 77227-7459

Principal Amount: $1,847,700.00	Interest Rate: 1.000%	Date of Note: April 13, 2020

PROMISE TO PAY. Wilhelmina International, Ltd ("Borrower") promises to pay to Zions Bancorporation, N.A. dba Amegy Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Eight Hundred Forty-seven Thousand Seven Hundred & 00/100 Dollars ($1,847,700.00), together with interest on the unpaid principal balance from April 13, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum, until maturity. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in 18 payments of $103,982.98 each payment. Borrower's first payment is due November 13, 2020, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 13, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied to first to any accrued unpaid interest; then to principal which is currently due; then to pay any late fees; and then to further reduce the principal balance. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INITIAL DEFERMENT PERIOD. No payments are due on this loan for 6 months from the date of first disbursement of this loan. Interest will continue to accrue during the deferment period.

Loan Forgiveness. Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of first disbursement of this loan:

a. Payroll costs

b. Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)

c. Any payment on a covered rent obligation

d. Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

Maturity. This Note will mature two years from date of first disbursement of this loan.

Repayment Terms. The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the loan.

Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

DEFAULT RATE. The Default Rate on this Agreement and the Note is equal to the lesser of (a) 18.000% per annum or (b) the maximum rate permitted by applicable law. If a default (as described in the paragraph below titled "Default") has occurred or if Borrower is in default as described below, Lender may charge interest on the Note and the Indebtedness at the Default Rate.

POST MATURITY RATE ON INSURANCE PREMIUMS. Notwithstanding any provisions to the contrary, the Post Maturity Rate on insurance premiums, which are amounts added to the principal balance of this Note due to Lender's payment of insurance premiums, will accrue based on the prematurity rate of this Note.

INTEREST RATE MODIFICATION. Notwithstanding anything to the contrary contained herein, if the Small Business Administration ("SBA") purchases the guaranteed portion of the unpaid principal balance of this Note, the interest rate on this Note shall be fixed at the rate in effect at the time of the earliest uncured payment default hereunder. If there is no uncured payment default, the rate shall become fixed at the rate in effect at the time of said purchase by the SBA.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations

PROMISSORY NOTE

(Continued)	Page 2

or as full satisfaction of a disputed amount must be mailed or delivered to: Zions Bancorporation, N.A. dba Amegy Bank, PO Box 25822 Salt Lake City, UT 84125-0822.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Harris County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Harris County, State of Texas.

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RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

LOAN PREPAYMENT. Notwithstanding any provision in this Note to the contrary, Borrower may prepay this Note. Borrower may prepay twenty percent (20%) or less of the unpaid principal balance at any time without notice. If Borrower prepays more than twenty percent (20%) and the Loan has been sold on the secondary market, Borrower must: (a) give Lender written notice, (b) pay all accrued interest; and (c) if the prepayment is received less then 21 days from the date Lender receives the notice, pay an amount equal to 21 days interest from the date Lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph (b) above. If Borrower does not prepay with 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

WAIVER OF CLAIMS. The undersigned hereby (i) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned’s affiliates or principals, to Lender or Lender’s affiliates (the "Obligations"), nor any claims against Lender or Lender’s affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and Lender’s affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender’s affiliates. As used in this paragraph, the word “undersigned” does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

STATE SPECIFIC PROVISION. Notwithstanding the foregoing, the interest on this Note shall never exceed the maximum rate permitted by the usury laws of Texas or any pre-empting federal law, if any, applicable to this kind of loan at the time of fluctuation in said interest rate.

The undersigned hereby waives presentment, demand, protest or notice of nonpayment and intent to accelerate this Note and/or demand for payment of past due installments as a condition precedent to acceleration.

ELECTRONIC DELIVERY OF DOCUMENTS. (a) The provisions of this section shall be applicable in the event that Borrower delivers any financial statements of Borrower, Guarantor, or any other person or entity ("Financial Statements") or any other documents or information regarding Borrower or any other person or entity to Lender pursuant to this Note, collectively, the ("Financial Information") in electronic form (by "email").

(b)        The Financial Information delivered in electronic form shall, for all purposes, be the same as if, and shall have the same validity, force and effect as if, such Financial Information had been delivered in paper or other tangible form. Each item of Financial Information delivered in electronic form shall be deemed to have been originally signed by Borrower for all purposes (including all purposes and interpretations of federal and state law), whether or not there is an electronic name or signature of Borrower thereon, and Borrower waives any right it may have to claim that the electronic documents are not original documents or valid documents.

(c)        Borrower shall deliver Financial Information to Lender in, and only in, a format that Lender may both retain in its own records (i.e. save as a file on its own system) and print. In the event that at any time, under the electronic format then currently used by Lender, Lender is unable to save or print Financial Information delivered in electronic form, Borrower shall no longer be permitted to deliver Financial Information in electronic form.

(d)        This section constitutes an agreement between the parties to conduct transactions by electronic means pursuant the Texas Uniform Electronic Transactions Act, Chapter 43, Texas Business & Commerce Code (the "Act"), and the provisions of the Act shall be applicable to the delivery of Financial Information by Borrower to Lender in electronic form.

DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this document and the Related Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document.

ON-LINE BANKING LOAN PAYMENTS. From time to time, Lender may (but shall not be required to) permit loan payments to be made through its online banking website. Lender may impose and change limitations on making online loan payments, such as minimum or maximum payment amounts, the types of accounts from which loan payments may be made, and the types of payments that may be made online (i.e., ordinary installment payments, principal-only payments, or other types of payments). Whether online payments are permitted, and Lender's applicable terms and restrictions if such payments are permitted, will be reflected in the features available online when a user logs into the online banking website.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights in this paragraph.

NOTICE OF FINAL AGREEMENT. THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS LOAN.

REPORTING NEGATIVE INFORMATION. We (Lender) may report information about your (Borrower's) account to credit bureaus. Late payments, missed payments, or other defaults on your account may be reflected in your credit report.

ON-LINE BANKING - ADVANCES. From time to time, Lender may (but shall not be required to) permit advances to be requested or drawn through its online banking website. Lender may impose and change limitations on online advance requests, such as minimum or maximum advance dollar amounts, and the types of

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accounts into which advances may be transferred. Whether online advances are permitted, and Lender's applicable terms and restrictions if such advances are permitted, will be reflected in the features available online when a user logs into the online banking website.

DISPUTE RESOLUTION PROVISION. This Dispute Resolution Provision contains a jury waiver, a class action waiver, and an arbitration clause (or judicial reference agreement, as applicable), set out in four Sections. READ IT CAREFULLY.

This dispute resolution provision shall supersede and replace any prior "Jury Waiver," "Judicial Reference," "Class Action Waiver," "Arbitration," "Dispute Resolution," or similar alternative dispute agreement or provision between or among the parties.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Dispute Resolution Provision contained herein is not enforceable at any time that the SBA is the holder of the Promissory Note which evidences the Loan.

SECTION 1. GENERAL PROVISIONS GOVERNING ALL DISPUTES.

1.1        PRIOR DISPUTE RESOLUTION AGREEMENTS SUPERSEDED. This Dispute Resolution Provision shall supersede and replace any prior “Jury Waiver,” “Judicial Reference,” “Class Action Waiver,” “Arbitration,” “Dispute Resolution,” or similar alternative dispute agreement or provision between or among the parties.

1.2        “DISPUTE” defined. As used herein, the word “Dispute” includes, without limitation, any claim by either party against the other party related to this Agreement, any Related Document, and the Loan evidenced hereby. In addition, “Dispute” also includes any claim by either party against the other party regarding any other agreement or business relationship between any of them, whether or not related to the Loan or other subject matter of this Agreement. “Dispute” includes, but is not limited to, matters arising from or relating to a deposit account, an application for or denial of credit, warranties and representations made by a party, the adequacy of a party’s disclosures, enforcement of any and all of the obligations a party hereto may have to another party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by a party, including without limitation disputes based on or arising from any alleged tort or matters involving the employees, officers, agents, affiliates, or assigns of a party hereto.

If a third party is a party to a Dispute (such as a credit reporting agency, merchant accepting a credit card, junior lienholder or title company), each party hereto agrees to consent to including that third party in any arbitration or judicial reference proceeding for resolving the Dispute with that party.

1.3        Jury Trial Waiver. Each party waives their respective rights to a trial before a jury in connection with any Dispute, and all Disputes shall be resolved by a judge sitting without a jury. If a court determines that this jury trial waiver is not enforceable for any reason, then at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order, as applicable: (A) compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”) under Section 2 hereof, or (B) staying such litigation and compelling judicial reference under Section 3 hereof.

1.4        CLASS ACTION WAIVER. If permitted by applicable law, each party waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.

1.5        SURVIVAL. This Dispute Resolution Provision shall survive any termination, amendment or expiration of this Agreement, or any other relationship between the parties.

SECTION 2. Arbitration IF JURY WAIVER UNENFORCEABLE (EXCEPT CALIFORNIA). If (but only if) a state or federal court located outside the state of California determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to a Dispute, then any party hereto may require that said Dispute be resolved by binding arbitration pursuant to this Section 2 before a single arbitrator. An arbitrator shall have no authority to determine matters (i) regarding the validity, enforceability, meaning, or scope of this Dispute Resolution Provision, or (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party’s behalf as a class member, which matters may be determined only by a court without a jury. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, National Arbitration Forum (“NAF”) or Judicial Arbitration and Mediation Service, Inc. (“JAMS”) (“Administrator”) as selected by the initiating party. However, if the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. If NAF and JAMS both decline to administer arbitration of the Dispute, and if the parties are unable to mutually agree upon a licensed attorney to act as arbitrator with an Administrator, then either party may file a lawsuit (in a court of appropriate venue outside the state of California) and move for an Arbitration Order. The arbitrator, howsoever appointed, shall have expertise in the subject matter of the Dispute. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender or Bank is headquartered. The arbitrator shall apply the law of the state specified in the agreement giving rise to the Dispute.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within

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that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. If the terms of this Section 2 vary from the Administrator’s rules, this Section 2 shall control.

SECTION 3. JUDICIAL REFERENCE IF JURY WAIVER UNENFORCEABLE (CALIFORNIA ONLY). If (but only if) a Dispute is filed in a state or federal court located within the state of California, and said court determines for any reason that the jury trial waiver in this Dispute Resolution Provision is not enforceable with respect to that Dispute, then any party hereto may require that Dispute be resolved by judicial reference in accordance with California Code of Civil Procedure, Sections 638, et seq., including without limitation whether the Dispute is subject to a judicial reference proceeding. By agreeing to resolve Disputes by judicial reference, each party is giving up any right that party may have to a jury trial. The referee shall be a retired judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Service, Inc. (JAMS). If the parties cannot agree on the referee, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS, and the court shall select the referee from that panel. (If AAA and JAMS are unavailable to provide this service, the court may select a referee by such other procedures as are used by that court.) The referee shall be appointed to sit with all of the powers provided by law, including the power to hear and determine any or all of the issues in the proceeding, whether of fact or of law, and to report a statement of decision. The parties agree that time is of the essence in conducting the judicial reference proceeding set forth herein. The costs of the judicial reference proceeding, including the fee for the court reporter, shall be borne equally by the parties as the costs are incurred, unless otherwise awarded by the referee. The referee shall hear all pre-trial and post-trial matters (including without limitation requests for equitable relief), prepare a statement of decision with written findings of fact and conclusions of law, and apportion costs as appropriate. The referee shall be empowered to enter equitable relief as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that are binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary adjudication. Only for this Section 3, “Dispute” includes matters regarding the validity, enforceability, meaning, or scope of this Section, and (ii) class action claims brought by either party as a class representative on behalf of others and claims by a class representative on either party’s behalf as a class member. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal. This provision will not be deemed to limit or constrain Bank or Lender’s right of offset, to obtain provisional or ancillary remedies, to interplead funds in the event of a dispute, to exercise any security interest or lien Bank or Lender may hold in property or to comply with legal process involving accounts or other property held by Bank or Lender.

Nothing herein shall preclude a party from moving (prior to the court ordering judicial reference) to dismiss, stay or transfer the suit to a forum outside California on grounds that California is an improper, inconvenient or less suitable venue. If such motion is granted, this Section 3 shall not apply to any proceedings in the new forum.

This Section 3 may be invoked only with regard to Disputes filed in state or federal courts located in the State of California. In no event shall the provisions in this Section 3 diminish the force or effect of any venue selection or jurisdiction provision in this Agreement or any Related Document.

SECTION 4. Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce a jury waiver, class action waiver, arbitration provision or judicial reference provision in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, material reliance upon the mutual waivers, agreements, and certifications in the four Sections of this DISPUTE RESOLUTION PROVISION.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. NOTICE: Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term "maximum rate permitted by law" as used in this Note means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the higher, as of the date of this Note, of the "Weekly Ceiling" or the "Quarterly Ceiling" as referred to in Sections 303.002, 303.003 and 303.006 of the Texas Finance Code. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

WILHELMINA INTERNATIONAL, LTD

By: /s/ James McCarthy

James McCarthy, Official of Wilhelmina

International, Ltd